UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

AEye, Inc.
(Name of Registrant as Specified In Its Charter)

Ransom P Wuller Valerie J Wuller Luis Dussan Pamela Bauer
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 10, 2025

2025 ANNUAL MEETING OF STOCKHOLDERS
OF
AEye, Inc.
_____________________

PROXY STATEMENT
OF
Ransom & Valerie Wuller, Luis Dussan and Pamela Bauer
_________________________

PLEASE VOTE ON THE ENCLOSED GREEN UNIVERSAL PROXY CARD TODAY

Ransom and Valerie Wuller, Luis Dussan and Pamela Bauer (collectively, the “Founders Group”) are a group of founders and early and current investors in AEye, Inc., a Delaware corporation (“AEye”, or the “Company”), registered and beneficially owning an aggregate of 474,214 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company. We believe meaningful change to the composition of the Company’s Board of Directors (the “Board”) is required to ensure that the Company is being run in a manner consistent with stockholders’ best interests. Accordingly, we have nominated two (2) highly-qualified, independent director nominees, who have strong, relevant backgrounds and are committed to acting objectively and with the best interest of stockholders in mind. The need for true independence in the boardroom is underscored by the Company’s abysmal performance over the past three years and in particular this last year, as stockholder value declined by more than 99% in the past three years and by approximately 50% in the past year alone. The Board also implemented massive dilution of the shares (over 70%) pursuant to private and at-the-market offerings without stockholder approval and with little to no communication with stockholders. During the same time, the Board in 2024 compensated themselves and the CEO over 25% of the value of the Company. We believe that the Board is dysfunctional, with only Luis Dussan (a member of this Founders Group) actively defending the stockholders of this Company. The rest of the Board and the Company’s CEO appear to have only one objective, to retain their positions and continue to take excessive compensation from the Company. To prove the point, you need only look at the two Board Nominees recommended by the Company. These two individuals have been on the board for three years, have overseen a 99% loss in Company market value and after failing the Company so completely, are asking you to elect them for three more years. Through this proxy statement (the “Proxy Statement”) and accompanying GREEN universal proxy card, which are first being mailed or furnished to stockholders on or about [•], 2025, we are seeking your support at the Company’s 2025 Annual Meeting of Stockholders, scheduled to be held at the AC Hotel Pleasanton, 5990 Stoneridge Mall Road, Pleasanton, California on May 15, 2025 at 9:00 a.m., PDT (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following purposes:

1.	To elect two (2) Class I directors, each to hold office until the Company’s Annual Meeting of Stockholders in 2028 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

2.	To vote on the Company’s proposal to ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve an increase in the number of shares of common stock issuable under the Company’s 2021 Equity Incentive Plan;

4.	To hold an advisory vote on the declassification of the Board of Directors;

5.	To hold an advisory vote on the reduction in the number of authorized shares of common stock to 20,000,000;

6.	To hold an advisory vote on the reduction in the number of authorized shares of common stock to 125% of the then fully diluted shares of common stock; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

Luis Dussan, a member of the Founders Group, has notified the Company of his intent to present Proposal 6 at the Annual Meeting, recommending and requesting that the Board of Directors take the steps necessary to amend the Certificate of Incorporation to reduce the number of authorized shares of common stock to 125% of the then fully diluted shares of common stock outstanding. Proposal 6 was not submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has stated in its proxy statement that if a holder votes on the Company’s white proxy card, the Company’s proxy holders will vote AGAINST Proposal 6. Pursuant to this proxy statement, we are soliciting votes “FOR” Proposal 6, and if you want to vote “FOR” Proposal 6, you must vote on our GREEN universal proxy card.

The Founders Group has nominated two (2) director nominees, Pamela Bauer and Ransom P Wuller (each, a “Founders Group Nominee” and, together, the “Founders Group’s Nominees”) for election at the Annual Meeting as Class I directors. The Company has a classified Board, which is currently divided into three (3) classes. According to the Company’s proxy statement, two (2) directors are standing for election at the Annual Meeting. Through this Proxy Statement and enclosed GREEN universal proxy card, we are soliciting proxies to elect our two (2) Founders Group Nominees. Founders Group & AEye will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to two (2) nominees on Founders Group’ enclosed GREEN universal proxy card. Any stockholder who wishes to vote for a combination of the Founders Group’s Nominees and the Company nominees may do so on Founders Group’ GREEN universal proxy card. However, we urge you to vote only for the two Founders Group Nominees. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote.

Your vote to elect the Founders Group Nominees will have the legal effect of replacing two (2) incumbent directors. If elected, the Founders Group Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to position the Company to enhance stockholder value. However, the Founders Group will constitute only half of the Board and there can be no guarantee that they will be able to implement the actions that they believe are necessary to do so. The names, background and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

The Company has disclosed that the Annual Meeting will be held in person. For further information on how to attend and vote at the Annual Meeting and by proxy, please see the “VOTING AND PROXY PROCEDURES” sections of this Proxy Statement.

Stockholders are permitted to vote for less than two (2) nominees or for any combination (up to two (2) total) of the Founders Group Nominees and the Company’s nominees on the enclosed GREEN universal proxy card. We believe the best opportunity for all the Founders Group Nominees to be elected is by voting on the GREEN universal proxy card. Founders Group therefore urges stockholders using our GREEN universal proxy card to vote “FOR” all of the Founders Group Nominees.

  IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR GREEN UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE TWO (2) FOUNDERS GROUP.

IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

The Company has set the close of business on April 4, 2025, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 18,690,177 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The mailing address of the principal executive offices of the Company is 4670 Willow Rd, Suite 125, Pleasonton, CA 94588.

As of the date hereof, the members of Founders Group collectively own an aggregate of 474,214 shares of Common Stock, and intend to vote all such shares “FOR” the Founders Group Nominees, “FOR” the Company’s proposal to ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year, “AGAINST” the Company’s proposal to approve an increase in the number of shares of common stock issuable under the 2021 Equity Incentive Plan, “FOR” the Founders Group proposal to recommend the declassification of the Board, “FOR” the Founders Group proposal to recommend the reduction in the number of authorized shares to 20,000,000 and “FOR” the Founders Group proposal to recommend the reduction of authorized shares to 125% of the then fully diluted shares of Common Stock.

THIS SOLICITATION IS BEING MADE BY FOUNDERS GROUP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH FOUNDERS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

FOUNDERS GROUP URGES YOU TO VOTE FOR ITS NOMINEES AND ITS PROPOSALS BY SIGNING, DATING AND RETURNING THE GREEN UNIVERSAL PROXY CARD TODAY.

IF YOU HAVE ALREADY SENT A UNIVERSAL PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

This Proxy Statement and our GREEN universal proxy card are available at

www.[•].com

______________________________

IMPORTANT

Your vote is important, no matter how many or few shares of Common Stock you own. We urge you to vote FOR the election of the FOUNDERS GROUP Nominees and in accordance with Founders Group’s recommendations on the other proposals on the agenda for the Annual Meeting by signing, dating, and returning the enclosed GREEN universal proxy card today.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GREEN universal proxy card and return it to Founders Group c/o InvestorCom, LLC (“InvestorCom”) in the enclosed envelope today.

•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GREEN voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed GREEN voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GREEN voting instruction form in the enclosed pre-paid return envelope.

•	You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you submit your GREEN universal proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

As Founders Group is using a “universal” proxy card containing the Founders Group Nominees, there is no need to use any other proxy card regardless of how you intend to vote. However, Founders Group strongly urges you NOT to sign or return any white proxy cards or voting instruction forms that you may receive from the Company. Even if you return the white management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

If you have any questions, require assistance in voting your GREEN universal proxy card,

or need additional copies of Founders Group’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

InvestorCom

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

Stockholders call toll free at (877) 972-0090

Banks and brokers call: (203) 972-9300

E-mail: Proxy@investor-com.com

Background to the Solicitation

The following is a chronology of material events leading up to this proxy solicitation.

•	The Founder Group have been investors in AEye since the founding of the Company. Founder Ransom Wuller filed its incorporation documents and Co-Founder Luis Dussan invented its technology. Pamela Bauer and Valerie Wuller were early investors. Ransom Wuller and Luis Dussan were intimately involved in taking the Company public in 2021 and Dussan continues as a member of the Board. We believe that the actions of the Board Chairman/CEO and the other board members since mid-October 2023 have severely compromised the Company’s prospects and decreased stockholder value by 99%.

•	In October 2023 AEye was bidding, though its Strategic Partner, Continental AG (“Continental”) at least one request for quotation (“RFQ”) with a major original equipment manufacturer (“OEM”).

•	On October 30, 2023, without notice, a board meeting or board vote, Luis Dussan, the Company’s CTO at the time and the team handling the Continental strategic partnership and the RFQ were terminated. In addition, an additional director was appointed to the Board increasing its number to six.

•	On October 31, 2023, the Company filed its definitive proxy for a special stockholder meeting to vote on a reverse stock split. The stockholder meeting was set for December 12, 2023.

•	Members of the Founders Group immediately contacted the Company, noted that the firings and in particular the termination of the Company’s CTO, largest stockholder and Co-Founder would have adverse consequences and was ill timed at best. They also pointed out that the RFQ may be jeopardized as a result of the terminations.

•	A few days later, the Company held its Q3 Earnings conference at which time Matt Fisch, the CEO and Board Chairman told the audience that the relationship with Continental was “the best it had ever been”.

•	On December 8, 2023, a member of the Founders Group, Ransom Wuller met with Matt Fisch to discuss the firings, the state of the Company, the upcoming stockholder vote and his various concerns. At the meeting, Fisch said that he had only recently come to grips with the Company’s needs, despite having been hired in February 2023, and that he had decided to eliminate the industrial sales of LIDAR and concentrate on automotive sales in order to cut costs. Mr. Wuller told him he wanted to join the board and would hand deliver his nomination letter at the time of the stockholders meeting. He also told Fisch that his actions were ill timed.

•	During the same day, Mr. Wuller reviewed the Company’s records and the minutes of board meetings to determine if the board had met or voted on Dussan’s termination. No board meeting was held to discuss the termination, and no record of a board vote was found. In addition, the minutes from a November 1 meeting (held two days after the termination) were not available and have never been provided, although requested numerous times.

•	By mid-December 2023 and after the special stockholder meeting, the Company announced that it had lost its Strategic Partner Continental (even though, “the relationship was the best it had ever been”), hadn’t won an RFQ and didn’t expect any in the foreseeable future.

•	On December 26, 2023, the Company announced a drastic and punitive reverse split at a ratio of 1 : 30, due to the horrible publicity the Company experienced following the October 30, 2023 firings.

•	Between mid-December 2023 and mid-February 2024, Wuller wrote the Board on numerous occasions about his concerns, his Nomination letter and his desire to join the Board. He also asked for an investigation of the Company’s actions in October/November 2023. He was informed by corporate counsel that an internal investigation would be undertaken and as a result he wrote a Memo in Support asking the following:
1)	Did the Chairman/CEO have inappropriate ex parte communications with a prospective board member to predetermine his support for the terminations and other upcoming AEye business.
2)	Did good governance require the board to set a meeting to discuss and become fully informed on the effect of termination of the AEye/Continental Management Team and Luis Dussan on the pending RFQ and the Continental partnership before the terminations were effected.
3)	Was Luis Dussan terminated by the CEO without a board meeting, board discussion and board vote. And, did this violate Company bylaws.
4)	Did the Chairman use his position to inappropriately prevent the board from hearing from Dussan at the November 1, 2023, meeting.
5)	Did the Chairman use his position to inappropriately prevent a special meeting of the board to discuss the effects of the terminations.
6)	Was the demand that Dussan resign from the board in exchange for a severance done to stack the board with friends of the CEO and was it appropriate in any case.
7)	Was the process by which the Compensation Committee evaluated and approved 2 bonuses for the CEO appropriate given the current market cap of the Company.

The AEye Board never responded to any of the letters. And while a supposed investigation was started no report was ever issued and it appears that the investigation was terminated before it even began.

•	Even though Wuller on numerous occasions requested an update on his Nomination Letter (given to the Company 60 days before any deadline) and requested an opportunity to cure any perceived defects, in mid-February 2024, he was notified of an alleged defect and was prohibited from running for the Board at the 2024 annual meeting.

•	During the rest of 2024 the Company continued to flounder, losing market value, securing no RFQ awards and generating little to no revenue. It should be noted that the Company did have revenues in October 2023 and was making sales into the Industrial Sector of the LIDAR market. The CEO had shut those down and recently announced the Company would look to that sector again. In our view, and as communicated by Mr. Wuller to Mr. Fisch in December 2023, the Company should never have ceased to compete in the industrial LIDAR market. Apparently, the board and CEO now understand their mistake.

•	By November 14, 2024, when AEye filed its 10Q for the 3rd quarter of 2024, stockholders had been diluted by about 30% from the start of 2024 and outstanding shares were about 9.3 million. The Founders Group again looked at what could be done to stabilize the Company and move it forward and determined that Declassification of the Board and a cap on dilution would provide some benefit to stock value. On December 2, 2024, Ransom Wuller and Valerie Wuller each submitted proposals for the annual meeting under Exchange Act rule 14a-8. Ransom Wuller submitted a proposal to declassify the Board. We believe that declassification of the board leads to a more responsive board by holding elections for all directors annually, and that declassification could enhance the Company’s market value. Valerie Wuller submitted a proposal to cap authorized shares at 20,000,000. A Cap on authorized shares at 20,000,000 would have left some room for dilution but would provide investors some comfort. It would also bring authorized shares in line with the Company’s outstanding shares after completion of the reverse split.

•	At the same time, Mr. Wuller again wrote the board and encouraged them to adopt the two proposals as Company proposals for the annual meeting. He noted that they could provide price stability and potentially provide positive news in the market for the Company.

•	Not only did the Company not respond, but it filed objections to the proposals with the Securities and Exchange Commission (the “SEC”) (on non-substantive technical grounds, which objections were later withdrawn by the Company) and then sold shares through an at-the-market offering (“ATM”) to dilute the stockholders by another 50% and make the proposed cap on authorized shares impossible by exceeding that limit. The share price plunged to its current level of approximately $0.60. The Company is now in danger of delisting from NASDAQ, having received a notice of non-compliance with NASDAQ listing standards on March 11, 2025.

•	We believe that stockholders should send the Company a clear message that they are tired of suffering dilution at depressed prices. In our opinion, the Board’s decision to approve the ATM was punitive, unnecessary and contrary to the best interests of stockholders. By supporting our proposals to recommend a cap on the Company’s authorized shares, you can tell the Board that stockholders will no longer tolerate gross mismanagement and excessive dilution.

•	Further, we believe that certain members of the Board are considering granting a bonus to the CEO, despite the egregious dilution of stockholders that has taken place. For us, this was the last straw, and we determined to solicit proxies from stockholders as a result.

REASONS FOR THE SOLICITATION

Founders Group started AEye, led it from a private Company with a value of less than $3M to a public Company with a market capitalization of more than $1.3 billion. The two board Nominees offered by the Company have since 2021 overseen a decline in market capitalization to approximately $11 million, losing over 99% of its value. The Company is currently valued at about one-third of the cash it has in the bank and is less than one-tenth of the value of the least valuable LIDAR Companies in the industry. Stockholders need only look at the Company’s precipitous decline in value to determine that new leadership is needed.

Founders Group has made sincere efforts over the course of the past fifteen (15) months to engage constructively with the Company regarding our concerns around the qualifications, independence and conflicts of interest among members of the Board. We have also repeatedly stressed the opportunities we believe AEye has for value creation. Unfortunately, the Company has been unwilling to even respond to over a half dozen letters and inquiries. The Company has stonewalled review of Company records (never providing certain requested Board minutes) and has refused to investigate very troubling issues surrounding the October/November 2023 firings.

In addition, the Chairman of the Board remains the Company’s CEO. Matt Fisch is not a major stockholder of the Company. The board has kept him as Chairman and continually rubber stamps his requests including giving him bonuses and paying him more than 15% of the Company’s value in 2024, despite the Company’s abysmal performance. We believe a functioning Board would have replaced him long ago as Chairman. However, it seems that the current Board is incapable of acting in the best interests of the stockholders.

In addition, the list of poor to terrible management decisions over the past 15 months is depressing.

1)	Firing the team working an RFQ in the middle of negotiations.
2)	Firing the CTO just before a reverse stock split.
3)	Paying huge bonuses to the CEO while the Company is fiscally strapped.
4)	Discontinuing revenue in the industrial sector and then restarting 15 months later, having realized what an enormous mistake that had been.
5)	Diluting stockholders by 70% and opposing a stockholder’s recommendation to cap dilution.
6)	Opposing declassification of the Board, a measure we believe was taken to entrench certain members of the current Board.

We are therefore soliciting your support to elect the Founders Group Nominees at the Annual Meeting, who we believe will collectively bring highly applicable industry, financial and corporate governance expertise into the boardroom to help drive improved performance and accountability– free from conflicts of interest.

We Believe AEye’s very poor performance is due to the composition of the board, and a lack of board members committed to the welfare of the stockholders

We believe AEye possesses valuable assets but has underperformed and is significantly undervalued principally due to board practices and management inefficiency – which have directly led to poor investor sentiment and inferior decision making. The Board should be declassified and the Board’s objection to the reasonable proposal by Founders Group is unsupportable. The Founders Group with your support will do everything possible to declassify the Board. They will also seek to replace the Board Chairman and limit unnecessary dilution. Because of this massive and unnecessary dilution, the board may have effected a change in control of the corporation without stockholder approval.

We are highly concerned that the Board as currently composed does not have the objectivity and independence required to maximize value for all stockholders, instead giving undue consideration to the CEO who remains the Board Chairman even though this is adverse to good governance.

Further driving our sense of urgency, we believe the Company has an extraordinary opportunity today to sell within the Lidar markets. The Industrial market which this Company abandoned in 2023 (at the direction of its CEO) is growing, AEye’s technology was then and is now capable of competing in that market and generating revenue which is dearly needed. Even small wins will help drive the Company’s market value given its severely depressed state. The auto market is also likely to see gains going forward and even one win in that market would have a profound effect on valuation. However, with the current Board which has shown no sense of innovative thought we are pessimistic.

We are excited about these opportunities but deeply concerned by the lack of real expertise on the Board to properly evaluate such business opportunities. The Founders Group Nominees – Pamela Bauer and Ransom P Wuller - each bring a rigorous background in manufacturing, knowledge of AEye and the Lidar market sorely lacking on the Board today.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

According to the Company’s proxy statement, the Board is currently composed of six (6) directors, with the terms of two Class I (2) directors expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our two (2) Founders Group Nominees, Pamela Bauer and Ransom P Wuller. Your vote to elect the Founders Group Nominees will have the legal effect of replacing two (2) incumbent directors of the Company with the Founders Group Nominees. If elected, our Founders Group Nominees, together with Mr. Dussan who is a current director and member of the Founders Group, will constitute 50% of the Board and there is no guarantee that they will be able to implement the actions they believe are necessary to unlock stockholder value at the Company. However, we believe the election of the Founders Group Nominees is an important step in the right direction for enhancing long-term value at the Company. You should refer to the Company’s proxy statement for the names, background, qualifications and other information concerning the Company's nominees.

We have provided the required notice to the Company pursuant to the Universal Proxy Rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intend to solicit the holders of Common Stock representing at least 67% of the voting power of Common Stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

THE FOUNDERS GROUP NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices or employments for the past five (5) years of each of the Founders Group Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Founders Group Nominees should serve as directors of the Company are also set forth below. This information has been furnished to us by the Founders Group Nominees. Each of the Founders Group Nominees is a citizen of the United States of America.

PAMELA BAUER, age 73, has over 35 years of experience managing a successful manufacturing company Empire Group, Inc. which she purchased in 1988. At the time, it was a small one plant operation and over the next 35 years she grew it to a 6-plant facility with sales internationally. Ms. Bauer is currently the Treasurer of Empire Group, Inc., Empire Comfort, Inc., Empire Properties, Inc. and EG Poplar Bluff, Inc. (1990 - 2025). She is on the Board of Directors of each Company and is Co-Chairman of the Board of Empire Group and Empire Comfort. Ms. Bauer has been involved in all aspects of the manufacturing business and brings years of successful experience in manufacturing, sales, marketing, channel distribution and supply chain. Ms. Bauer began her career as a licensed real estate broker, started her own real estate business and grew into a real estate developer of residential sub-divisions and condominiums. It was her success in the real estate business that enabled her to purchase the manufacturing concern. Ms. Bauer has been an independent director of Mid-America Bank (a startup bank in Southern Illinois) which was successful merged. Ms. Bauer holds a B.S. in finance from Southern Illinois University-Edwardsville.

We believe Ms. Bauer’s extensive experience as an industrialist, coupled with her significant private and public company board experience, make her well-qualified to serve on the Board.

Ransom P Wuller, age 70, is the founder of AEye and its first stockholder. He served the Company on the Company’s Board of Directors from 2013 to 2020. He also held various positions in management of the Company, including President (2013-2018), Secretary (2013-2020), Treasurer (2013-2020 and CFO (2018-2020). When Mr. Wuller retired in 2020, AEye, Inc. had a value of more than $1 Billon, was in the final stages of negotiating a SPAC acquisition which would lead to a NASDAQ public Company. Since then, Mr. Wuller has watched the Company lose 99.7% of its market value. Mr. Wuller wishes to rejoin the board and to vigorously seek the Company’s renewal. Mr. Wuller started his career receiving 3 degrees from St. Louis University (BSBA, MBA and JD) all with honors, receiving his CPA certificate in 1980 while a member of Arthur Andersen. He worked for Chromalloy American Corporation from 1982-1985 in finance and tax before beginning a 30-year law career in 1985. Mr. Wuller practiced law as a trial litigator form 1985 to 2015 handling numerous multi-million-dollar cases. In 1995 Mr. Wuller began a public outreach campaign with others to revitalize the U.S. space program and help stimulate a private sector industry to open space. He started ProSpace America in 1997 and served as its President from 1998-2007. ProSpace’s efforts helped pass the Commercial Space Act in 1998 which has been instrumental in helping nurture SpaceX and other private sector space companies. He retired from his practice of law in 2015 to work full time for AEye, Inc., helping take it from a start-up to a public company. Since his retirement in 2020, Mr. Wuller has been active as a private investor and continues to monitor and investigate the Lidar market.

We believe Mr. Wuller’s substantial experience with AEye and his knowledge of the LIDAR industry, coupled with his extensive financial and executive leadership background, makes him well-qualified to serve on the Board.

The principal business address of Ms. Bauer is 918 Freeburg Avenue, Belleville, Illinois 62220. The principal business address of Mr. Wuller is 404 Oak Hill Dr, Belleville, Illinois 62223

As of the date hereof, Mr. Wuller owns together with his wife Valerie 154,488 shares of Common Stock and has entered into three transactions in the securities of the Company during the past two year, as set forth in Schedule I. As of the date hereof, Ms. Bauer owns 28,999 shares of Common Stock and had one transaction in the Company’s stock in the last two years as shown in Schedule I. For information regarding transactions in securities of the Company during the past two years by Mr. Wuller, Mrs. Wuller, Ms. Bauer, and Luis Dussan please see Schedule I attached hereto. The shares of Common Stock beneficially owned directly by Mr. Wuller and Ms. Bauer were purchased with personal funds.

We believe that each of the Founders Group Nominees presently is, and if elected as a director of the Company, would qualify as, an “independent director” within the meaning of (i) applicable National Association of Securities Dealers Automatic Quotations System (“NASDAQ”) listing standards applicable to board composition, including NASDAQ Listed Company Manual Section 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, we acknowledge that no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, we acknowledge that if the Founders Group Nominees are elected, the determination of the Founders Group Nominees’ independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Founders Group Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Other than as stated herein, there are no arrangements or understandings among the members of Founders Group or any other person or persons pursuant to which the nomination of the Founders Group Nominees described herein is to be made, other than the consent by each of the Founder Group Nominees to be named as a nominee of Founders Group in any proxy statement relating to the Annual Meeting and serving as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, the Founders Group Nominees are not a party adverse to the Company or any of its subsidiaries nor do the Founders Group Nominees have a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Founder Group Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Founder Group Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Founder Group Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Founder Group Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Founder Group Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Founder Group Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Founder Group Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Founder Group Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Founders Group Nominee or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Founders Group Nominee or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Founders Group Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Founders Group Nominee holds any positions or offices with the Company; (xiii) no Founders Group Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, (xiv) no companies or organizations, with which any of the Founders Group Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company and (xv) there are no material proceedings to which any Founders Group Nominee or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to each of the Founders Group Nominees, (a) none of the events enumerated in Item 401(f)(1)–(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past 10 years, (b) there are no relationships involving any Founders Group Nominee or any of such Founders Group Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had such Founders Group Nominee been a director of the Company, and (c) none of the Founders Group Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

We do not expect that any of the Founders Group Nominees will be unable to stand for election, but, in the event any Founders Group Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GREEN universal proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws or applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated, would have, the effect of disqualifying any Founders Group Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares of Common Stock represented by the enclosed GREEN universal proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent that is not prohibited under the Company’s organizational documents and applicable law, if the Company increases the size of the Board above its existing size. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Founders Group that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve, constitutes an unlawful manipulation of the Company’s corporate machinery.

Founders Group and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Each of the Founders Group Nominees has consented to being named as a nominee for election as a director of the Company in any proxy statement relating to the Annual Meeting. Stockholders will have the ability to vote for up to two (2) nominees on Founders Group’ enclosed GREEN universal proxy card. Any stockholder who wishes to vote for any combination of the Company’s nominees and the Founders Group Nominees may do so on Founders Group’s GREEN universal proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.

Stockholders are permitted to vote for fewer than two (2) nominees or for any combination (up to two (2) total) of the Founders Group Nominees and the Company’s nominees on Founders Group’s GREEN universal proxy card. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote. However, Founders Group urges stockholders to vote using our GREEN universal proxy card “FOR” all the Founders Group Nominees.

Certain information about the Company Nominees is set forth in the Company’s proxy statement. Founders Group is not responsible for the accuracy of any information provided by or relating to the Company or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Company or any other statements that the Company or its representatives have made or may otherwise make.

IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE FOUNDERS GROUP NOMINEES ON THE ENCLOSED GREEN UNIVERSAL PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Company has proposed that the stockholders ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

According to the Company’s proxy statement, if stockholders do not ratify the selection of KPMG LLP at the Annual Meeting, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

THE COMPANY’S PROPOSAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 2021 EQUITY INCENTIVE PLAN

As discussed in further detail in the Company’s proxy statement, the Company is seeking an increase in the number of shares of Common stock issuable under the Company’s 2021 Equity Incentive Plan.

WE RECOMMEND STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL 4

TO RECOMMEND THE DECLASSIFICATION OF THE BOARD OF DIRECTORS AND ESTABLISH A NON-CLASSIFIED BOARD OF DIRECTORS

The shareholders of AEye, Inc. propose to declassify the board of directors and establish a non-classified board by legally amending the Certificate of Incorporation. This amendment would revise Section 5.2, 5.3 and 5.4 of Article V of the Second Amended and Restated Certificate of Incorporation (Certificate) which established a Classified Board of Directors and replace these provisions with those necessary to establish a non-classified board.

All directors elected thereafter will be up for election at the annual meeting and will serve a term of one year and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Under Delaware law, directors of companies that have a classified Board may be removed only for cause, unless the certificate provides otherwise, but directors of companies that do not have a classified board may be removed with or without cause. Therefore, Section V must also be amended to provide for removal with or without cause as provided by Delaware law. Shareholders recommend and request that the board take the action necessary to Declassify the Board of Directors.

SUPPORTING STATEMENT

This resolution urges the shareholders to vote for DECLASSIFICATION of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting.

Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing Company value.

Over the past 20 years, many S&P 500 companies have declassified their board of directors. According to data cited by Harvard University, the number of S&P 500 companies with classified boards declined from 50% to 10% in the last 20 years and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010 – June 30, 2011, exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical. studies reporting that classified boards could be associated with lower Company valuation and/or worse. corporate decision-making. Studies report that:

●	Classified boards are associated with lower Company valuation (Bebchuk and Cohen, 2005), confirmed by Faleye (2007) and Frakes (2007).
●	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002).
●	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and
●	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.

WE RECOMMEND STOCKHOLDERS VOTE “FOR” THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL 5

TO RECOMMEND AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AEYE, INC. TO reduce Authorized Shares of Common Stock to 20,000,000

The shareholders of AEye, Inc. propose to amend the Certificate of Incorporation by reducing the authorized shares of Common Stock from 600,000,000 to 20,000,000 in keeping with the 1/30 reverse split of December 2023.

The proposed Amendment would bring the ratio of authorized shares to outstanding shares back to the ratio which existed prior to the reverse split and protect shareholders from undue dilution without shareholder input or authorization.

As a result, the shareholders recommend and request the Board of Directors take the steps necessary to amend the Certificate of Incorporation reducing authorized shares of Common Stock to 20,000,000.

SUPPORTING STATEMENT

This resolution urges shareholders to vote for a reduction of the authorized shares of Common Stock to 20,000,000, 1/30 of the authorized shares prior to the reverse stock split of 2023. At the time of the reverse split General Counsel told shareholders that the NASDAQ 20% rule would protect them from undue dilution without shareholder oversite and that the reduction of the then 600,000,000 authorized shares was unnecessary to protect the shareholders from dilution without shareholder input. This was obviously untrue as the Board and Top Management have diluted shareholder interest in 2024 by 40.4% as of Q3, 2024, an increase from 6,502,989 at the end of 2023, to 9,133,148 at the end of Q3, 2024.

It also appears that the Board and Top Management intend to continue to dilute shareholder interest without this amendment and without any shareholder oversite. This comes at a time when funds are tight, and the Board and Top Management continue to pay themselves substantial compensation. It is possible that maintenance of the excessive level of authorized shares could perpetuate the excessive compensation of the board and management.

WE RECOMMEND STOCKHOLDERS VOTE “FOR” THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL 6

TO RECOMMEND AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AEYE, INC. TO reduce Authorized Shares of Common Stock to 125% of the then fully diluted shares of Common Stock.

The shareholders of AEye, Inc. recommend that the Board of Directors take the steps necessary to amend the Certificate of Incorporation to reduce the authorized shares of Common Stock from 600,000,000 to 125% of the then fully diluted shares of common stock, so as to encourage shareholder input on dilution of shareholder interest.

The proposed Amendment would bring authorized shares to outstanding shares to a ratio which will protect shareholders from undue dilution without shareholder input or authorization.

As a result, the shareholders recommend and request the Board of Directors to take the steps necessary to amend the Certificate of Incorporation reducing authorized shares of Common Stock to 125% of the then fully diluted shares of Common Stock.

SUPPORTING STATEMENT

This resolution urges shareholders to vote to recommend and request action by the Board of directors to reduce authorized shares of Common Stock from 600,000,000, the number authorized prior to the 1/30 reverse stock split of 2023, to 125% of the then fully diluted shares of Common Stock. At the time of the reverse split General Counsel suggested that shareholders would be protected from excessive dilution by the NASDAQ 20% rule, but this has not been the case. This is obvious as the Board and Top Management have diluted shareholder interest since 1/2024 by almost 70% without shareholder input or communication of the reason such massive dilution is necessary.

It also appears that the Board and Top Management intend to continue to dilute shareholder interest without this amendment and without any shareholder oversite. This comes at a time when funds are tight, and the Board and Top Management continue to pay themselves substantial compensation. It is possible that maintenance of the excessive level of authorized shares could perpetuate the excessive compensation of the board and management.

WE RECOMMEND STOCKHOLDERS VOTE “FOR” THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Founders Group believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GREEN universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted “FOR” the election of the Founders Group Nominees to the Board, “FOR” the ratification of the selection by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, “AGAINST” the approval of an increase in the issuable shares under the Company’s 2021 Equity Incentive Plan, FOR” the Founders Group proposal to recommend the declassification of the Board, “FOR” the Founders Group proposal to recommend a cap on authorized shares of 20,000,000, “FOR” the Founders Group proposal to recommend a cap on authorized shares of 125% of the Company’s fully diluted shares, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

Proposal 6 (recommending a cap on authorized shares at 125% of the Company’s fully diluted shares) was submitted to the Company by a member of the Founders Group pursuant to the Company’s bylaws for stockholders to vote on at the annual meeting. The Company has not included Proposal 6 in its proxy statement and Proposal 6 does not appear on the Company’s white proxy card. Accordingly, if you use the Company’s white proxy card to vote, you will not be able to vote on Proposal 6. If you wish to vote “FOR” Proposal 6, you must use our GREEN universal proxy card. In addition, the Company may not permit Proposal 6 to be brought before the Annual Meeting for a vote of stockholders. In such case, your vote regarding Proposal 6 on our GREEN proxy card would not be counted.

Founders Group and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to two (2) nominees on Founders Group’s enclosed GREEN universal proxy card. Any stockholder who wishes to vote for any combination of the Company’s nominees and the Founders Group Nominees may do so on Founders Group’s enclosed GREEN universal proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.

Stockholders are permitted to vote for less than two (2) nominees or for any combination (up to two (2) total) of the Founders Group Nominees and the Company’s nominees on the GREEN universal proxy card. We believe the best opportunity for all of the Founders Group Nominees to be elected is by voting on the GREEN universal proxy card. Founders Group therefore urges stockholders using our GREEN universal proxy card to vote “FOR” all of the Founders Group Nominees.

We believe that voting on the GREEN universal proxy card provides the best opportunity for stockholders to elect all of the Founders Group Nominees and achieve the best Board composition overall. Founders Group therefore urges stockholders to use our GREEN universal proxy card to vote “FOR” the two (2) Founders Group Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting under the Company’s Bylaws and Delaware Law. According to the Company’s Bylaws, at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a third of all the votes entitled to be cast at the meeting shall constitute a quorum.

Abstentions, withhold votes and “broker non-votes” are counted as shares present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail or attend the Annual Meeting in person in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholder meeting. Under the rules governing brokers’ discretionary authority, if a stockholder receives proxy materials from or on behalf of both us and the Company, then brokers holding shares in such stockholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, then brokers will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 2 (ratification of the Audit Committee’s selection of the Company’s independent registered public accounting firm). A broker will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. We urge you to instruct your broker about how you wish your shares to be voted.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ According to the Company’s proxy statement, the Company has adopted a plurality vote standard for contested director elections (an election in which the number of nominees for director is greater than the number of directors to be elected). Accordingly, the two (2) directors receiving the highest number of affirmative votes will be elected as directors of the Company. Withhold votes and broker non-votes, if any, will not affect the outcome of the vote on the election of directors. Brokers do not have authority to vote on the election of directors without instructions from the beneficial owner.

Ratification of Selection of Independent Registered Public Accounting Firm ─ According to the Company’s proxy statement, the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy at the annual meeting and entitled to vote on the subject matter will be required to ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have the same effect as a vote against the proposal.

Increase in Number of Shares of Common Stock Issuable under the Company’s 2021 Equity Incentive Plan ─ According to the Company’s proxy statement, the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy at the annual meeting and entitled to vote on the subject matter will be required to approve the amendment to the Company’s 2021 Equity Plan to increase the number of shares available for issuance under the 2021 Equity Plan by 2,500,000 shares. Abstentions will have the same effect as a vote against the proposal. Brokers do not have authority to vote on this Proposal without instructions from the beneficial owner.

Recommendation of the declassification of the Board ─ According to the Company’s proxy statement, the affirmative vote of the holders of a majority of the voting power of the shares of stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be required to approve this Proposal. An abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote. Brokers do not have authority to vote on this Proposal without instructions from the beneficial owner.

Recommendation of the reduction in authorized shares available under the Certificate of Incorporation to 20,000,000 ─ According to the Company’s proxy statement, the affirmative vote of the holders of a majority of the voting power of the shares of stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be required to approve this Proposal. An abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote. Brokers do not have authority to vote on this Proposal without instructions from the beneficial owner.

Recommendation of the reduction in authorized shares available under the Certificate of Incorporation to 125% of the then fully diluted shares of Common Stock ─ The affirmative vote of the holders of a majority of the voting power of the shares of stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be required to approve this Proposal. An abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote. Brokers do not have authority to vote on this Proposal without instructions from the beneficial owner.

Under applicable Delaware law, there are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting. If you sign and submit your GREEN universal proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Founders Group recommendations specified herein and in accordance with the discretion of the persons named on the GREEN universal proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

You may change your vote or revoke your proxy at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a written notice of revocation, or by signing and delivering a subsequently dated proxy which is properly completed. A written notice of revocation may be delivered either to Founders Group in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at AEye, Inc. Attn: Corporate Secretary, 4670 Willow Road, Suite 125, Pleasanton, CA 94588 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Founders Group in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Founders Group Nominees.

IF YOU WISH TO VOTE FOR THE FOUNDERS GROUP NOMINEES, PLEASE SIGN, DATE AND RETURN THE ENCLOSED GREEN UNIVERSAL PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Founders Group. Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. Solicitations may also be made by certain members of Founders Group, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Founders Group Nominees may make solicitations of proxies but will not receive compensation for acting as a director nominee.

Founders Group has retained InvestorCom for solicitation and advisory services in connection with this solicitation. InvestorCom will receive a fee not to exceed $[•], together with reimbursement of its reasonable out-of-pocket expenses for its services in connection with the solicitation, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward Founders Group solicitation material to their customers for whom they hold shares, and Founders Group will reimburse them for their reasonable out-of-pocket expenses. It is anticipated that InvestorCom will employ approximately [•] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Founders Group. Founders Group estimates that through the date hereof its expenses in furtherance of, or in connection with, this solicitation are approximately $[•]. Costs of this solicitation of proxies are currently estimated to be up to $[•] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. Founders Group intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Founders Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in the solicitation are anticipated to be Ransom Wuller, Valerie Wuller, Luis Dussan and Pamela Bauer (each, a “Participant” and collectively, the “Participants”).

Ransom Wuller is a former director and officer of the Company, and Valerie Wuller is his spouse. Luis Dussan is a current director of the Company and a former officer of the Company. Pamela Bauer is a stockholder in the Company. Mr. Wuller is a holder of record of 3,000 shares of Common Stock, and beneficially owns 154,488 shares of Common Stock in the aggregate, jointly with Mrs. Valerie Wuller. Mrs. Wuller is a holder of record of 3,000 shares of Common Stock, and beneficially owns 154,488 shares of Common Stock jointly with Mr. Wuller. Mr. Dussan is a holder of record of 3,000 shares of Common Stock and beneficially owns 290,727 shares of Common Stock, including 33,000 shares of Common Stock held by Mr. Dussan’s spouse. Ms. Bauer, beneficially owns 28,999 shares of Common Stock.

Mr. and Mrs. Wuller are presently retired from full time employment. Mr. Dussan’s principal occupation is serving as a director of the Company. Ms. Bauer’s principal occupation is serving as Treasurer and Co-Chair of the board of directors of Empire Group, Inc., a manufacturing company headquartered at 217 East Street Attleboro, MA 02703. The business addresses of the Participants are as follows: (i) Ransom Wuller & Valerie Wuller: 404 Oak Hill Dr., Belleville, IL 62223; (ii) Luis Dussan: 5792 Hidden Creek Ct, Pleasonton, CA 94566; and (iii) Pamela Bauer: 918 Freeburg Avenue, Belleville, IL 62220.

Each Participant disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own. The shares of Common Stock owned directly by members of Founders Group were purchased with the funds of its members.

For information regarding purchases and sales of securities of the Company during the past two years by certain of the Participants, see Schedule I attached hereto.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company and (xv) there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K occurred during the past 10 years.

CERTAIN OTHER MATTERS

Founders Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Founders Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN universal proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you contact our proxy solicitor, InvestorCom, at the address set forth on the back cover of this Proxy Statement, or call toll free at (877) 972-0090. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address or phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Founders Group.

This Proxy Statement is dated [•], 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

StockHOLDER PROPOSALS

According to the Company’s proxy statement, stockholders’ proposals will be eligible for consideration for inclusion in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act if such proposals are received by the Company before the close of business on December 8, 2025 and otherwise comply with the requirements of Rule 14a-8. For stockholders seeking to present a proposal at the 2026 Annual Meeting without inclusion of such proposal in the Company’s proxy materials, notice thereof must be provided to the Corporate Secretary of the Company in accordance with the Bylaws and, in order to be timely, must be delivered to, or mailed and received at the principal executive offices of the Company by February 14, 2026, but not before January 15, 2026.

According to the Company’s proxy statement, any stockholder seeking to nominate an individual for election as a director at the 2026 Annual Meeting must deliver timely notice of the nomination in proper written form in accordance with the Bylaws. For a stockholders’ notice to the Corporate Secretary to be timely under the Bylaws, it must be delivered to or mailed and received at the Company’s principal executive offices by February 14, 2026, but not before January 15, 2026. In addition to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees in connection with the 2026 Annual Meeting must provide notice to the Company in accordance with, and that sets forth the information required by, Rule 14a-19 under the Exchange Act no later than March 16, 2026.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2026 Annual Meeting is based on information contained in the Company’s proxy statement. The incorporation of this information in this proxy statement should not be construed as an admission by Founders Group that such procedures are legal, valid or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

Your vote is important. No matter how many or how few shares of Common Stock you own, please vote to elect the Founders Group Nominees by marking, signing, dating and mailing the enclosed GREEN universal proxy card promptly.

Founders Group
[•], 2025

SCHEDULE I

TRANSACTIONS IN SECURITIES OF the Company
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

RANSOM P WULLER & VALERIE WULLER JOINT TRADES

Sale of Common Stock	666	12/18/2023

Sale of Common Stock	1,531	03/20/2024

Purchase of Common Stock	1,000	06/17/2024

PAMELA BAUER

Purchase of Common Stock	666	05/19/2023

LUIS DUSSAN

Purchase of Common Stock	5,23	05/25/2023

Purchase of Common Stock	4,621	05/31/2023

Sale of Common Stock	21,450	11/15/2023

Sale of Common Stock	169,981	11/16/2023

Sale of Common Stock	64,594	11/17/2023

Sale of Common Stock	60,439	11/22/2023

Sale of Common Stock	39,561	11/21/2023

Sale of Common Stock	185,406	11/20/2023

Sale of Common Stock	49,852	11/27/2023

Sale of Common Stock	61,222	11/24/2023

Sale of Common Stock	87,054	11/29/2023

Sale of Common Stock	55,233	11/28/2023

Sale of Common Stock	32,778	12/01/2023

I-1

Sale of Common Stock	64,109	11/30/2023

Sale of Common Stock	89,881	05/21/2024

Sale of Common Stock	105,076	05/20/2024

Sale of Common Stock	55,043	05/17/2024

Sale of Common Stock	50,000	05/28/2024

Sale of Common Stock	7,440	05/29/2024

Sale of Common Stock	6,000	01/07/2025

I-2

SCHEDULE II

The following table is reprinted from the Company’s proxy statement filed with the Securities and Exchange Commission on April 7, 2025.

The following table sets forth information known to the Company regarding the beneficial ownership of the common stock as of April 4, 2025, by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the common stock;

•	each Named Executive Officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person or entity has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 18,690,177 shares of common stock issued and outstanding as of April 4, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to equity awards held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of April 4, 2025. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common stock	Percent Owned
Directors and Named Executive Officers:
Timothy J. Dunn(2)	85,456	*
Luis C. Dussan(3)	290,727	1.56%
Matthew Fisch(4)	265,561	1.42%
Prof. Dr. Bernd Gottschalk(5)	37,915	*
Jonathon B. Husby(6)	66,354	*
Sue E. Zeifman(7)	33,142	*
Andrew S. Hughes(8)	76,443	*
Conor B. Tierney(9)	160,587	*
All directors and executive officers as a group (8 individuals)(10)	1,016,185	5.44%
Five Percent Holders:
None

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AEye, Inc., 4670 Willow Road, Suite 125, Pleasanton, CA 94588.

(2)	Consists of 83,886 shares of common stock held of record by Mr. Dunn, 950 shares of common stock held of record by the Dunn Family Trust U/A/D 7/10/2001, for which Mr. Dunn serves as a trustee, and options to purchase 620 shares of common stock.

II-1

(3)	Consists of 3,493 shares of common stock held of record by Mr. Dussan, 241,832 held by the Luis Dussan Trust A U/A/D 5/18/2022, for which Mr. Dussan is the trustee and beneficiary, 33,000 held by the Jennifer Dussan Trust A U/A/D 5/18/2022, for which Mr. Dussan’s spouse is the beneficiary and Mr. Dussan is the trustee, and 12,402 shares of common stock held of record by the Luis Carlos Dussan Family Trust dated January 20, 2021, however, with respect to the shares held in this trust, Mr. Dussan disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(4)	Consists of 255,186 shares held of record by Mr. Fisch, 1,000 shares held of record by Mr. Fisch’s spouse, and 9,375 shares of common stock subject to equity awards held by Mr. Fisch that are expected to vest within 60 days of April 4, 2025.

(5)	Consists of 35,435 shares of common stock held of record by Prof. Dr. Gottschalk and options to purchase 2.480 shares of common stock.

(6)	Consists of 66,534 shares of common stock held of record by Mr. Husby.

(7)	Consists of 33,142 shares of common stock held of record by Ms. Zeifman.

(8)	Consists of 72,723 shares of common stock held of record by Mr. Hughes and 3,720 shares of common stock subject to equity awards held by Mr. Hughes that are expected to vest within 60 days of April 4, 2025.

(9)	Consists of 155,100 shares of common stock held of record by Mr. Tierney and 5,487 shares of common stock subject to equity awards held by Mr. Tierney that are expected to vest within 60 days of April 4, 2025.

(10)	Consists of 997,604 shares of common stock held of record and 18,582 shares of common stock subject to equity awards that are expected to vest and/or be exercisable within 60 days of April 4, 2025.

II-2

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Founders Group your proxy “FOR” the Founders Group Nominees and in accordance with Founders Group’s recommendations on the other proposals on the agenda for the Annual Meeting by:

●	SIGNING, DATING AND MAILING the enclosed GREEN universal proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares at the Annual Meeting, however, even if you plan to attend the Annual Meeting, we recommend that you submit your GREEN universal proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting.

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GREEN universal voting instruction form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address or phone number set forth below.

If you have any questions, require assistance in voting your GREEN universal proxy card, or need additional copies of Founders Group’s proxy materials, please contact InvestorCom at the phone numbers listed below.

InvestorCom

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

Stockholders call toll free at (877) 972-0090

Banks and brokers call: (203) 972-9300

 E-mail: Proxy@investor-com.com

GREEN UNIVERSAL PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 10, 2025

AEye, Inc.

2025 ANNUAL MEETING OF stockholders

THIS PROXY IS SOLICITED ON BEHALF OF RANSOM & VALERIE WULLER, LUIS DUSSAN AND PAMELA BAUER

THE BOARD OF DIRECTORS OF AEYE, INC.
IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Ransom Wuller and Valerie Wuller, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, $0.01 par value per share (the “Common Stock”), of AEye, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the 2025 Annual Meeting of Stockholders of the Company scheduled to be held at the AC Hotel Pleasanton, 5990 Stoneridge Mall Road, Pleasanton, California on May 15, 2025 at 9:00 a.m., PDT, (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Ransom & Valerie Wuller, Luis Dussan and Pamela Bauer (“Founders Group”) a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE TWO (2) FOUNDERS GROUP NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “AGAINST” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND “FOR” PROPOSAL 6.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Founders Group’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN UNIVERSAL PROXY CARD

☒ Please mark vote as in this example

FOUNDERS GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “for” THE TWO (2) FOUNDERS GROUP NOMINEES, AND NOT TO VOTE “FOR” ANY OF THE TWO (2) COMPANY NOMINEES LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES FOR UP TO TWO (2) NOMINEES IN TOTAL. IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

1.	Election of two (2) directors.

FOUNDERS GROUP Nominees	FOR	WITHHOLD
a) Pamela Bauer	☐	☐
b) Ransom P Wuller	☐	☐

COMPANY Nominees OPPOSED BY FOUNDERS GROUP	FOR	WITHHOLD
c) Timothy J Dunn	☐	☐
d) Sue E. Zeifmann	☐	☐

FOUNDERS GROUP MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

2.	The Company’s proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

☐ FOR	☐ AGAINST	☐ ABSTAIN

 FOUNDERS GROUP RECOMMENDS STOCKHOLDERS VOTE “AGAINST” PROPOSAL 3.

3.	The Company’s Proposal to approve an increase in the number of shares of common stock issuable under the Company’s 2021 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

GREEN UNIVERSAL PROXY CARD

FOUNDERS GROUP RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

4.	Founders Group Proposal to Recommend the Declassification of the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

FOUNDERS GROUP RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 5.

5.	Founders Group Proposal to Recommend amendment of the Certificate of Incorporation to reduce authorized shares to 20,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

FOUNDERS GROUP RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 6.

6.	Founders Group Proposal to Recommend amendment of the Certificate of Incorporation to reduce authorized shares to 125% of the then fully diluted shares of Common Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.